Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of  April 7, 2005, is made by and among HAMPTONS LUXURY HOMES, INC., a Delaware corporation (the "Acquiror"), each of the Persons listed on Exhibit A hereto (collectively, the "Shareholders", and individually a "Shareholder"), and TELEMARK, INC., a New York (the “Company”).

BACKGROUND

The Shareholders have agreed to transfer to the Acquiror, and the Acquiror has agreed to acquire from the Shareholders, all of the shares, which shares constitute 100% of the outstanding capital of the Company, in exchange for twenty five (25) million shares of the Acquiror's Common Stock to be issued on the Closing Date (the "Acquiror Shares"), which Acquiror Shares shall constitute forty two (42%) percent of the issued and outstanding shares of Acquiror's Common Stock immediately after the closing of the transactions contemplated herein, in each case, on the terms and conditions as set forth herein.

SECTION I

DEFINITIONS

Unless the context otherwise requires, the terms defined in this Section I will have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

1.1

"Acquired Companies" means, collectively, the Company and the Company

Subsidiaries.

1.2

"Acquiror Balance Sheet" means the Acquiror's audited balance sheet at [December 31, 2004.]

1.3

"Acquiror Board" means the Board of Directors of the Acquiror.

1.4

"Acquiror's Common Stock" means the HAMPTONS LUXURY HOMES, INC. common stock, par value $0.0001 per share.

1.5

"Affiliate" means any Person that directly or indirectly controls, is controlled by or is under common control with the indicated Person.

1.6

"Agreement" means this Share Exchange Agreement, including all Schedules and Exhibits hereto, as this Share Exchange Agreement may be from time to time amended, modified or supplemented.

1.7

"Approved Plans" means a stock option or similar plan for the benefit of employees or others which has been approved by the stockholders of the Acquiror.

1.8

"Closing Acquiror Shares" means the aggregate number of Acquiror Shares issuable to the Shareholders at Closing.

1.9

"Closing Date" has the meaning set forth in Section 3.

1.10

"Code" means the Internal Revenue Code of 1986, as amended.

1.11

"Common Stock" means all outstanding capital of the Company.

1.12

"Commission" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or the Exchange Act.

1.13

"Company Board" means the Board of Directors of the Company.

1.14

"Company Subsidiaries" means all of the direct and indirect Subsidiaries of the Company, if any.

1.15

"Distributor" means any underwriter, dealer or other Person who participates, pursuant to a contractual arrangement, in the distribution of the securities offered or sold in reliance on Regulation S.

1.16

"Environmental Laws" means any Law or other requirement relating to the environment, natural resources, or public or employee health and safety.

1.17

"Environmental Permit" means all licenses, permits, authorizations, approvals, franchises and rights required under any applicable Environmental Law or Order.

1.18

"Equity Security" means any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible into or exchangeable for, with or without consideration, any stock or similar security, or any security carrying any warrant, right or option to subscribe to or purchase any shares of capital stock, or any such warrant or right.

1.19

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

1.20

"Exchange Act" means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will then be in effect.

1.21

"Exhibits" means the several exhibits referred to and identified in this Agreement.

1.22

"GAAP" means, with respect to any Person, United States generally accepted accounting principles applied on a consistent basis.

1.23

"Governmental Authority" means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body.

1.24

"Indebtedness" means any obligation, contingent or otherwise. Any obligation secured by a Lien on, or payable out of the proceeds of, or production from, property of the relevant party will be deemed to be Indebtedness.

1.25

"Laws" means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

1.26

"Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

1.27

"Material Acquiror Contract" means any and all agreements, contracts, arrangements, leases, commitments or otherwise, of the Acquiror, of the type and nature that the Acquiror is required to file with the Commission.

1.28

"Material Adverse Effect" means, when used with respect to the Acquiror or the Acquired Companies, as the case may be, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of the Acquiror or the Acquired Companies, as the case may be, in each case taken as a whole or (b)materially impair the ability of the Acquiror or the Company, as the case maybe, to perform their obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which the Acquiror or the Acquired Companies, as the case may be, operate.

1.29

"Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

1.30

"Organizational Documents" means (a) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation; (b) the articles or certificate of formation and operating agreement of a limited liability company; (c) any other document performing a similar function to the documents specified in clauses (a) and (b) adopted or filed in connection with the creation, formation or organization of a Person; and (d) any and all amendments to any of the foregoing.

1.31

"Permitted Liens" means (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves on its financial statements; (b) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and material men and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves on its financial statements; and (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business.

1.32

"Person" means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

1.33

"Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

1.34

"Regulation S" means Regulation S under the Securities Act, as the same may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

1.35

"Rule 144" means Rule 144 under the Securities Act, as the same may be amended from time to time, or any successor statute.

1.36

"Schedule 14(f) Filing" means an information statement filed by the Acquiror on Schedule 14f-1 under the Exchange Act.

1.37

"Schedules" means the several schedules referred to and identified herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement.

1.38

"SEC Documents" has the meaning set forth in Section 6.26.

1.39

"Section 4(2)" means Section 4(2) under the Securities Act, as the same may be amended from time to time, or any successor statute.

1.40

"Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

1.41

"Shares" means the capital stock of the Company owned by the Shareholders and exchanged pursuant to this Agreement.

1.42

"Subsidiary" means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership; or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body.

1.43

"Survival Period" has the meaning set forth in Section 12.1.

1.44

"Taxes" means all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and "Tax" means any of the foregoing Taxes.

1.45

"Tax Group" means any federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which the Acquiror is now or was formerly a member.

1.46

"Tax Return" means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

1.47

"Transaction Documents" means, collectively, all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

1.48

"U.S." means the United States of America.

1.49

"U.S. person" has the meaning set forth in Regulation S under the Securities Act and set forth on Exhibit C hereto.

SECTION II

EXCHANGE OF SHARES AND SHARE CONSIDERATION

2.1

Share Exchange. Each of the Shareholders desires to transfer to the Acquiror, and the Acquiror desires to acquire from each Shareholder, that number of Shares set out beside the respective names of the Shareholders in Exhibit A for the consideration and on the terms set forth in this Agreement. The aggregate consideration for the Shares acquired by the Acquiror pursuant to this Agreement will be Twenty Five (25) Million shares of the Acquiror's Common Stock to be issued on a pro rata basis among the Shareholders based on the percentage of the Shares owned by such Shareholder as set forth in Exhibit A. The amount of Closing Acquiror Shares is based on a value of $.0001 per share.

2.2

Withholding. The Acquiror will not deduct or withhold from the Acquiror Shares any amounts otherwise payable pursuant to this Agreement to any holder of Shares.

2.3

Section 368 Reorganization. For U.S. federal income tax purposes, the exchange by the Shareholders of the Shares for the Acquiror's Common Stock is intended to constitute a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations and are responsible for paying their own Taxes including without limitation, any adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as a reorganization under Section 368 of the Code.

2.4

Officers and Directors of Acquiror.  The current Officers and Directors of the Acquiror shall continue to be the Directors of the Acquiror after the Closing.

SECTION III

CLOSING

3.1

Closing. The closing (the "Closing") of the share exchange will occur at the offices of Moritt Hock Hamroff & Horowitz LLP in Garden City, New York, no later than April 7, 2006 or at such other date as all of the closing conditions set forth in Sections 9 and 10 have been satisfied or waived (the "Closing Date") but in no event later than April 10, 2006. At the Closing, each Shareholder will deliver to the Acquiror certificate(s) evidencing the number of Shares held by such Shareholder (as set forth in Exhibit A), along with executed stock powers transferring such Shares to the Acquiror, against delivery to each Shareholder by the Acquiror of a certificate evidencing such Shareholder's pro rata share of the Acquiror Shares (as set forth in Exhibit A).

3.2

Within thirty (30) days from Closing, the Company shall provide the Acquiror with all audited financial information necessary for Acquiror to file any required reports.

SECTION IV

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

4.1

Generally. Each Shareholder, severally and not jointly, hereby represents and warrants to the Acquiror:

4.1.1

Authority. Such Shareholder has the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents to which such Shareholder is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which such Shareholder is a party, and to perform such Shareholder's obligations under this Agreement and each of the Transaction Documents to which such Shareholder is a party. This Agreement has been, and each of the Transaction Documents to which such Shareholder is a party will be, duly and validly authorized and approved, executed and delivered by such Shareholder in accordance with each of such Shareholders’ corporate requirements.  Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than such Shareholder, this Agreement is, and as of the Closing each of the Transaction Documents to which such Shareholder is a party will have been, duly authorized, executed and delivered by such Shareholder and constitute or will constitute the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

4.1.2

No Conflict. Neither the execution or delivery by such Shareholder of this Agreement or any Transaction Document to which such Shareholder is a party, nor the consummation or performance by such Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a material violation of any provision of the Organization Documents of such Shareholder (if such Shareholder is not a natural person); (b) contravene, conflict with, constitute a material default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which such Shareholder is a party or by which the properties or assets of such Shareholder are bound; or (c) contravene, conflict with, or result in a violation of, any material Law or Order to which such Shareholder, or any of the properties or assets of such Shareholder, may be subject.

4.1.3

Ownership of Shares. Such Shareholder owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to the Acquiror pursuant to this Agreement, such Shareholder's Shares free and clear of any and all Liens. There are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which such Shareholder is a party or by which such Shareholder or such Shareholder's Shares are bound with respect to the issuance, sale, transfer, voting or registration of such Shareholder's Shares. At the Closing, the Acquiror will acquire good, valid and marketable title to such Shareholder's Shares free and clear of any and all Liens.

4.1.4

Litigation. There is no pending Proceeding against such Shareholder that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of such Shareholder, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

4.1.5

No Brokers or Finders.  No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against such Shareholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and such Shareholder will indemnify and hold the Acquiror harmless against any liability or expense arising out of, or in connection with, any such claim.

4.2

Investment Representations. Each Shareholder, severally and not jointly, hereby represents and warrants to the Acquiror:

4.2.1

Each Shareholder understands and agrees that the Acquiror Shares have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the Acquiror Shares is being effected in reliance upon an exemption from registration afforded under the Securities Act.

4.2.2

Each Shareholder severally understands that the Acquiror Shares are being offered to and exchanged with such Shareholder in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Shareholder set forth in this Agreement, in order that the Acquiror may determine the applicability and availability of the exemptions from registration of the Acquiror Shares on which the Acquiror is relying.

4.2.3

Stock Legends. Each Shareholder hereby agrees with the Acquiror as follows:

(a). The certificates evidencing the Acquiror Shares, will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(b) Opinion. No Shareholder will transfer any or all of the Acquiror Shares absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of such Shareholder's Acquiror Shares, without first providing the Acquiror with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Acquiror) to the effect that such transfer will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. or state securities laws.

SECTION V

REPRESENTATIONS AND WARRANTIES BY THE COMPANY

The Company represents and warrants to the Acquiror as follows:

5.1

Organization and Qualification. The Company is duly incorporated and validly existing under the laws of the State of New York, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to carry out the provisions hereof except where the failure to be so organized, existing and in good standing or to have such authority or power will not, in the aggregate, either (i) have a Material Adverse Effect, or (ii) materially impair the ability of the Company and the Shareholders each to perform their material obligations under this Agreement. The Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect.

5.2

Subsidiaries. Except as set forth on Schedule 5.2, the Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

5.3

Articles of Incorporation and Bylaws. The copies of the Certificate of Incorporation and By-Laws of the Company (the "Organizational Documents") as amended to date that have been delivered to the Acquiror prior to the execution of this Agreement are true and complete and have not been amended or repealed. The Company is not in violation or breach of any of the provisions of the Organizational Documents, except for such violations or breaches as, in the aggregate, will not have a Material Adverse Effect.

5.4

Authorization and Validity of this Agreement. The execution, delivery and performance by the Company of this Agreement and the recording of the transfer of the Shares and the delivery of the Shares are within the Company's corporate powers, have been duly authorized by all necessary corporate action, including corporate action of the Shareholders, do not require from the Board or Shareholders of the Company any consent or approval that has not been validly and lawfully obtained, require no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government that has not been validly and lawfully obtained, filed or registered, as the case may be, except for those that, if not obtained or made, would not have a Material Adverse Effect.

5.5

No Violation. None of the execution, delivery or performance by the Company of this Agreement or any other agreement or instrument contemplated hereby to which the Company is a party, nor the consummation by the Company of the transactions contemplated hereby will violate any provision of the Organizational Documents, or violate or be in conflict with, or constitute a material default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the creation or imposition of any Lien under, any agreement or instrument to which the Company is a party or by which the Company is or will be bound or subject, or violate any material laws.

5.6

Binding Obligations. Assuming this Agreement has been duly and validly authorized, executed and delivered by the Acquiror and the Shareholders, this Agreement is, and as of the Closing each other agreement or instrument contemplated hereby to which the Company is a party, will have been duly authorized, executed and delivered by the Company and will be the legal, valid and binding Agreement of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

5.7

Capitalization and Related Matters.

5.7.1

Capitalization. The authorized capital of the Company consists of two hundred (200) shares of common stock, no par value per share, of which two hundred (200) are issued and outstanding. There are no outstanding or authorized options, warrants, calls, subscriptions, rights (including any preemptive rights or rights of first refusal), agreements or commitments of any character obligating the Company to issue any shares of its Common Stock or any other Equity Security of the Company. All issued and outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and non-assessable and have not been issued in violation of any preemptive or similar rights.

5.7.2

No Redemption Requirements. There are no outstanding contractual obligations (contingent or otherwise) of the Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

5.7.3

Duly Authorized. The exchange of the Shares has been duly authorized and, upon delivery to the Acquiror of certificates therefore in accordance with the terms of this Agreement, the Shares will have been validly issued and fully paid and will be non-assessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens that might have been created by the Acquiror and restrictions on transfer imposed by this Agreement and the Securities Act.

5.8

Shareholders. Exhibit A contains a true and complete list of the names and addresses of the record and beneficial holders of all of the outstanding Equity Securities of the Company. Except as expressly provided in this Agreement, no Holder of Shares or any other security of the Company or any other Person is entitled to any preemptive right, right of first refusal or similar right as a result of the issuance of the Shares or otherwise. There is no voting trust, agreement or arrangement among any of the Holders of any Equity Securities of the Company affecting the exercise of the voting rights of any such Equity Securities.

5.9

Compliance with Laws and Other Instruments. The business and operations of the Company have been and are being conducted in accordance with all material foreign, federal, state and local laws, rules and regulations and all material orders, injunctions, decrees, writs, judgments, determinations and awards of all courts and governmental agencies and instrumentalities. The Company is not, and is not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of the Organizational Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which the Company is a party or by which any of the Company's properties, assets or rights are bound or affected where the failure to do so would not have a Material Adverse Effect on the Company. To the knowledge of the Company, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which the Company is a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof. The Company is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Company, any event or circumstance relating to the Company that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits the Company from entering into this Agreement or would prevent its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.

5.10

Certain Proceedings. There is no pending Proceeding that has been commenced against the Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated in this Agreement. To the Company's knowledge, no such Proceeding has been threatened.

5.11

No Brokers or Finders. Except as disclosed in Schedule 5.11, no person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Company will indemnify and hold the Acquiror harmless against any liability or expense arising out of, or in connection with, any such claim.

5.12

Title to and Condition of Properties. The Company owns or holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of the Company as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a Material Adverse Effect on the Company.

5.13

Board Recommendation. The Board has, by unanimous written consent, determined that this Agreement and the transactions contemplated by this Agreement, are advisable and in the best interests of the Company's Shareholders.

SECTION VI

REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

The Acquiror  represents and warrants to the Shareholders and the Company as follows:

6.1

Organization and Qualification. The Acquiror is duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, except where the failure to be so organized, existing and in good standing, or to have such authority and power, governmental licenses, authorizations, consents or approvals would not have a Material Adverse Effect. The Acquiror is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a Material Adverse Effect.

6.2

Subsidiaries. The Acquiror does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

6.3

Organizational Documents. True, correct and complete copies of the Organizational Documents of the Acquiror have been delivered to the Company prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents other than the increase in its authorized number of shares contemplated by this Agreement.  The Acquiror is not in violation or breach of any of the provisions of its Organizational Documents, except for such violations or breaches as would not have a Material Adverse Effect.

6.4

Authorization. The Acquiror has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which the Acquiror is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Acquiror is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which the Acquiror is a party. The execution, delivery and performance by the Acquiror of this Agreement and each of the Transaction Documents to which the Acquiror is a party have been duly authorized by all necessary corporate action and do not require from the Acquiror Board or the stockholders of the Acquiror any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by the Acquiror of this Agreement and each of the Transaction Documents to which the Acquiror is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person other than customary filings with the Commission for transactions of the type contemplated by this Agreement.

6.5

No Violation. Neither the execution or delivery by the Acquiror of this Agreement or any Transaction Document to which the Acquiror is a party, nor the consummation or performance by the Acquiror of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Acquiror; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which the Acquiror is a party or by which the properties or assets of the Acquiror are bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Acquiror, or any of the properties or assets owned or used by the Acquiror , may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the Acquiror or that otherwise relate to the business of, or any of the properties or assets owned or used by the Acquiror.

6.6

Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Acquiror, this Agreement has been, and as of the Closing each of the Transaction Documents to which the Acquiror is a party will be, duly authorized, executed and delivered by the Acquiror and constitutes or will constitute, as the case may be, the legal, valid and binding obligations of the Acquiror, enforceable against the Acquiror in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

6.7

Securities Laws. Assuming the accuracy of the representations and warranties of the Shareholders contained in Section 4, the issuance of the Acquiror Shares pursuant to this Agreement are and will be (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) have been registered or qualified (or are exempt from registration and qualification) under the registration permit or qualification requirements of all applicable state securities laws, and (c) accomplished in conformity with all other applicable federal and state securities laws.

6.8 Capitalization and Related Matters.

6.8.1

Capitalization. The authorized capital stock of the Acquiror consists of Two Hundred Million (200,000,000)  shares of the Acquiror's Common Stock, of which Thirty Three Million Five Hundred Sixty Thousand (33,560,000) shares are issued and outstanding. All issued and outstanding shares of the Acquiror's Common Stock are duly authorized, validly issued, fully paid and non-assessable, and have not been issued in violation of any preemptive or similar rights, or any Federal or state securities laws or regulations. On the Closing Date, the Acquiror will have sufficient authorized and un-issued Acquiror's Common Stock to consummate the transactions contemplated hereby. There are no outstanding options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require the Acquiror to issue, sell or otherwise cause to become outstanding any of its authorized but un-issued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock.

6.8.2

No Redemption Requirements. There are no outstanding contractual obligations (contingent or otherwise) of the Acquiror to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Acquiror or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

6.8.3

Duly Authorized. The issuance of the Acquiror Shares has been duly authorized and, upon delivery to the Shareholders of certificates therefore in accordance with the terms of this Agreement, the Acquiror Shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the Shareholders and restrictions on transfer imposed by this Agreement and the Securities Act.

6.9

Compliance with Laws. The business and operations of the Acquiror have been and are being conducted in accordance with all applicable Laws and Orders. The Acquiror has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting the Acquiror  and, to the knowledge of the Acquiror, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. The Acquiror is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Acquiror, any event or circumstance relating to the Acquiror that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits the Acquiror from entering into this Agreement or would prevent its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby.

6.10

Certain Proceedings. There is no pending Proceeding that has been commenced against the Acquiror and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of the Acquiror, no such Proceeding has been threatened.

6.11

No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Acquiror for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Acquiror will indemnify and hold the Company harmless against any liability or expense arising out of, or in connection with, any such claim.

6.12

Absence of Undisclosed Liabilities. The Acquiror  does not have any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Acquiror) arising out of any transaction entered into at or prior to the Closing or any act or omission at or prior to the Closing, except to the extent set forth on or reserved against on the Acquiror Balance Sheet. The  Acquiror has not incurred any liabilities or obligations under agreements entered into since December 31, 2004, except in the ordinary course of business.

6.13

Changes. The Acquiror has not, since December 31, 2004:

6.13.1

Ordinary Course of Business. Conducted its business or entered into any transaction other than in the usual and ordinary course of business, except for this Agreement.

6.13.2

Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects.

6.13.3

Loans. Made any loans or advances to any Person other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business.

6.13.4

Liens. Created or permitted to exist any Lien on any material property or asset of the Acquiror.

6.13.5

Capital Stock. Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities or any Equity Security, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise other than as contemplated by this Agreement.

6.13.6

Dividends. Declared, set aside, made or paid any dividend or other distribution to any of its stockholders.

6.13.7

Material Acquiror Contracts. Entered into or terminated or modified any Material Acquiror Contract, except for termination upon expiration in accordance with the terms thereof.

6.13.8

Claims. Released, waived or cancelled any claims or rights relating to or affecting the Acquiror or settled any Proceeding .

6.13.9

Discharged Liabilities. Paid, discharged or satisfied any claim, obligation or liability, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business.

6.13.10  Indebtedness. Created, incurred, assumed or otherwise become liable for any Indebtedness, other than professional fees not exceeding $10,000.

6.13.11  Guarantees. Guaranteed or endorsed any obligation or net worth of any Person.

6.13.12  Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person.

6.13.13  Accounting. Changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP;

6.13.14  Agreements. Entered into any agreement, or otherwise obligated itself, to do any of the foregoing, other than as contemplated by this Agreement.

6.14

Material Acquiror Contracts. The Acquiror does not have and is not a party to any Material Acquiror Contract.

6.15

Employees.

6.15.1

The Acquiror has no employees, independent contractors or other Persons providing research or other services to them. The Acquiror is in full compliance with all Laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, occupational safety and health and plant closing. The Acquiror is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

6.15.2

No director, officer or employee of the Acquiror is a party to, or is otherwise bound by, any contract (including any confidentiality, noncompetition or proprietary rights agreement) with any other Person that in any way adversely affects or will materially affect (a) the performance of his or her duties as a director, officer or employee of the Acquiror or (b) the ability of the Acquiror  to conduct its business.

6.16

Tax Returns and Audits.

6.16.1

Tax Returns. The Acquiror has filed all material Tax Returns required to be filed by or on behalf of the Acquiror and has paid all material Taxes of the Acquiror required to have been paid (whether or not reflected on any Tax Return).

6.16.2

No Adjustments, Changes. Neither the Acquiror nor any other Person on behalf of the Acquiror (a) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (b) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law.

6.16.3

No Disputes. There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of the Acquiror, nor is any such claim or dispute pending or contemplated.  The Acquiror has delivered to the Company true, correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed or asserted against or agreed to by the Acquiror since its inception and any and all correspondence with respect to the foregoing.

6.16.4

Not a U.S. Real Property Holding Corporation. The Acquiror is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

6.16.5

No Tax Allocation, Sharing. The Acquiror is not a party to any Tax allocation or sharing agreement.

6.16.6

No Other Arrangements. The Acquiror is not a party to any agreement, contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162(m), 280G or 404 of the Code. The Acquiror is not a "consenting corporation" within the meaning of Section 341(f) of the Code.  The Acquiror does not have any "tax-exempt bond financed property" or "tax-exempt use property" within the meaning of Section 168(g) or (h), respectively of the Code. The Acquiror does not have any outstanding closing agreement, ruling request, request for consent to change a method of accounting, subpoena or request for information to or from a Governmental Authority in connection with any Tax matter. During the last two years, the Acquiror has not engaged in any exchange with a related party (within the meaning of Section 1031(f) of the Code) under which gain realized was not recognized by reason of Section 1031 of the Code. The Acquiror is not a party to any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4.

6.17

Material Assets. The financial statements of the Acquiror set forth in its SEC Annual Report on Form 10KSB for [December 31, 2004] reflect the material properties and assets (real and personal) owned or leased by the Acquiror.

6.18

Insurance Coverage. The Acquiror has made available to the Company, prior to the date of this Agreement, true, correct and complete copies of any insurance policies maintained by the Acquiror on its properties and assets. All of such policies (a) taken together, provide adequate insurance coverage for the properties, assets and operations of the Acquiror for all risks normally insured against by a Person carrying on the same business as the  Acquiror, and (b) are sufficient for compliance with all applicable Laws and Material Acquiror Contracts. All of such policies are valid, outstanding and in full force and effect and, by their express terms, will continue in full force and effect following the consummation of the transactions contemplated by this Agreement. The Acquiror has not received (a) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (b) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder. All premiums due on such insurance policies on or prior to the date hereof have been paid. There are no pending claims with respect to the Acquiror or its properties or assets under any such insurance policies, and there are no claims as to which the insurers have notified the Acquiror that they intend to deny liability. There is no existing default under any such insurance policies.

6.19

Litigation; Orders. There is no Proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Acquiror, threatened against or affecting the Acquiror or any of its properties, assets, business or employees. To the knowledge of the Acquiror, there is no fact that might result in or form the basis for any such Proceeding. The Acquiror is not subject to any Orders.

6.20

Licenses. The Acquiror possesses from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for the Acquiror to engage in its business as currently conducted and to permit the Acquiror to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, "Acquiror Permits"). The Acquiror has not received notice from any Governmental Authority or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary for the Acquiror to engage in its business as currently conducted and to permit the Acquiror to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets. The Acquiror Permits are valid and in full force and effect. No event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any Acquiror Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Acquiror Permit. The Acquiror has not received notice from any Governmental Authority or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any Acquiror Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Acquiror Permit. All applications required to have been filed for the renewal of such Acquiror Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such Acquiror Permits have been duly made on a timely basis with the appropriate Persons. All Acquiror Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

6.21

Interested Party Transactions. No officer, director or stockholder of the Acquiror or any Affiliate or "associate" (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person, has or has had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Acquiror, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish the Acquiror any goods or services; or (2) a beneficial interest in any contract or agreement to which the Acquiror  is a party or by which it may be bound or affected.

6.22

Governmental Inquiries. There is no material written inspection report, questionnaire, inquiry, demand or request for information received by the Acquiror from any Governmental Authority.

6.23

Bank Accounts and Safe Deposit Boxes. Schedule 6.23 discloses the title and number of each bank or other deposit or financial account, and each lock box and safety deposit box used by the Acquiror, the financial institution at which that account or box is maintained and the names of the persons authorized to draw against the account or otherwise have access to the account or box, as the case may be.

6.24

Title to and Condition of Properties. The Acquiror owns (with good and marketable title in the case of real property) or holds under valid leases or other rights to use all real property, plants, machinery, equipment and other personal property necessary for the conduct of its business as presently conducted, free and clear of all Liens.. The material buildings, plants, machinery and equipment necessary for the conduct of the business of the Acquiror as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

6.25

SEC Documents; Financial Statements. The Acquiror has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the five years preceding the date hereof (or such shorter period as the Acquiror was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents") and, while not having filed all such SEC Documents prior to the expiration of any extension(s), is nevertheless current with respect to its Exchange Act filing requirements. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Acquiror is a party or to which the property or assets of the Acquiror are subject have been appropriately filed as exhibits to the SEC Documents as and to the extent required under the Exchange Act. The financial statements of the Acquiror included in the SEC Documents comply in all material respects with applicable accounting requirement and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as permitted by Form 10-Q of the Commission), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of the Acquiror as at the dates thereof and the results of its operations and cash flows for the periods then ended.

6.26

Stock Option Plans; Employee Benefits.

6.26.1

Set forth on Schedule 6.27.1 is a complete list of all stock option plans providing for the grant by the Acquiror of stock options to directors, officers or employees. All such stock option plans are Approved Plans.

6.26.2

The Acquiror does not have any employee benefit plans or arrangements covering its present and former employees or providing benefits to such persons in respect of services provided to the  Acquiror.

6.26.3

Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of the Acquiror, will result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from the Acquiror, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No agreement, arrangement or other contract of the Acquiror provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of the Acquiror.

6.27

Environmental and Safety Matters.

6.27.1

The Acquiror has at all times been and is in compliance with all Environmental Laws applicable to the Acquiror.

6.27.2

There are no Proceedings pending or threatened against the Acquiror  alleging the violation of any Environmental Law or Environmental Permit applicable to the Acquiror or alleging that the Acquiror is a potentially responsible party for any environmental site contamination.

6.27.3

Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Authority or third Persons under any Environmental Laws applicable to the Acquiror.

6.28

Money Laundering Laws. The operations of the Acquiror are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the "Money Laundering Laws") and no Proceeding involving the Acquiror with respect to the Money Laundering Laws is pending or, to the knowledge of the Acquiror, threatened.

6.29

Board Recommendation. The Acquiror Board, at a meeting duly called and held, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of the Acquiror's stockholders and has duly authorized this Agreement and the transactions contemplated by this Agreement.

6.30

Blue Sky and Symbol.  The Acquiror has been issued the trading symbol of HLXH, but the Acquirors stock does not trade on any exchange and is not currently approved by any State for trading.

SECTION VII

COVENANTS OF THE COMPANY AND THE SHAREHOLDERS

7.1

Access and Investigation. Between the date of this Agreement and the Closing Date, the Company will, and will cause each Company Subsidiary to, (a) afford the Acquiror and its agents, advisors and attorneys during normal business hours, full and free access to each Acquired Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish the Acquiror and its agents, advisors and attorneys with copies of all such contracts, books and records, and other existing documents and data as the Acquiror may reasonably request, and (c) furnish the Acquiror and its agents, advisors and attorneys with such additional financial, operating, and other data and information as the Acquiror may reasonably request.

7.2

Operation of the Business of the Company.

7.2.1

Between the date of this Agreement and the Closing Date, the Company will, and will cause each Company Subsidiary to:

(a) except for the assignment of the Barn to Anchor Holdings, LLC conduct its business only in the ordinary course of business;

(b) use its best efforts to preserve intact its current business organization and business relationships, including, without limitation, relationships with suppliers, customers, landlords, creditors, officers, employees and agents; and

(c) otherwise report periodically to the Acquiror concerning the status of its business, operations, and finances.

7.3

No Transfers of Capital Stock.

7.3.1

Between the date of this Agreement and the Closing Date, the Shareholders shall not assign, transfer, mortgage, pledge or otherwise dispose of any or all of the Shares (or any interest therein) or grant any Person the option or right to acquire such Shares (or any interest therein).

7.3.2

Between the date of this Agreement and the Closing Date, the Company shall not, and shall cause each Company Subsidiary not to, assign, transfer, mortgage, pledge or otherwise dispose of any or all of the capital stock of any Acquired Company (or any interest therein) or grant any Person the option or right to acquire the capital stock of any Acquired Company (or any interest therein).

7.4

Required Filings and Approvals.  Except for required Commission filings, as promptly as practicable after the date of this Agreement, the Company will, and will cause each Company Subsidiary to, make all filings required to be made by it in order to consummate the transactions contemplated by this Agreement, if applicable. Between the date of this Agreement and the Closing Date, the Company will, and will cause each Company Subsidiary to, (a) cooperate with the Acquiror with respect to all filings that the Acquiror elects to make or is required to make in connection with the transactions contemplated by this Agreement, and (b) cooperate with the Acquiror in obtaining any consents or approvals required to be obtained by the Acquiror in connection herewith.

7.5

Notification. Between the date of this Agreement and the Closing Date, the Company and the Shareholders will promptly notify the Acquiror in writing if the Company, the Shareholders or any Company Subsidiary becomes aware of any fact or condition that causes or constitutes a breach of any of the representations and warranties of the Company or the Shareholders, as the case may be, as of the date of this Agreement, or if the Company, any Shareholder or any Company Subsidiary becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules to this Agreement if the Schedules to the Agreement were dated the date of the occurrence or discovery of any such fact or condition, the Company or the Shareholders, as the case may be, will promptly deliver to the Acquiror a supplement to the Schedules to the Agreement specifying such change; provided, however, that such delivery shall not materially adversely affect any rights of the Acquiror set forth herein, including the right of the Acquiror to seek a remedy in damages for losses incurred as a result of such supplemented disclosure. During the same period, the Company and the Shareholders will, and will cause each Company Subsidiary to, promptly notify the Acquiror of the occurrence of any breach of any covenant of the Company or the Shareholders in this Section 7 or of the occurrence of any event that may make the satisfaction of the conditions in Section 9 impossible or unlikely.

7.6

Closing Conditions. Between the date of this Agreement and the Closing Date, each of the Company and the Shareholders will use its commercially reasonable efforts to cause the conditions in Section 9 to be satisfied.

SECTION VIII

COVENANTS OF THE ACQUIROR

8.1

Access and Investigation. Between the date of this Agreement and the Closing Date, the Acquiror will,  (a) afford the Company and its agents, advisors and attorneys during normal business hours full and free access to the Acquirer’s personnel, properties, contracts, books and records, and other documents and data, (b) furnish the Company and its agents, advisors and attorneys with copies of all such contracts, books and records, and other existing documents and data as the Company may reasonably request, and (c) furnish the Company and its agents, advisors and attorneys with such additional financial, operating, and other data and information as the Company may reasonably request.

8.2

Operation of the Business of the Acquiror. Between the date of this Agreement and the Closing Date, the Acquiror will:

8.2.1

Conduct its business only in the ordinary course of business;

8.2.2

Use its best efforts to preserve intact the current business organization and business relationships, including, without limitation, relationships with suppliers, customers, landlords, creditors, officers, employees and agents;

8.2.3

Obtain the prior written consent of the Company prior to taking any action of the type specified in Section 6.13 or entering into any Material Acquiror Contract;

8.2.4

Confer with the Company concerning operational matters of a material nature; and

8.2.5

Otherwise report periodically to the Company concerning the status of its business, operations, and finances.

8.3

Required Filings and Approvals.  As promptly as practicable after the date of this Agreement, the Acquiror will make all filings legally required to be made by it to consummate the transactions contemplated by this Agreement including but not limited to all personal and corporate filings required by the Commission, Securities Act of 1933 as amended, and The Securities Exchange Act of 1934 as amended. Between the date of this Agreement and the Closing Date, the Acquiror will cooperate with the Company with respect to all filings that the Company is legally required to make in connection with the transactions contemplated hereby.  Prior to any trading of the Company's Stock by any Stockholder or investor, the Company shall qualify the Company and the Company's stock for trading in all of the States of the United States.

8.4

Notification. Between the date of this Agreement and the Closing Date, the Acquiror will promptly notify the Company and the Shareholders in writing if the Acquiror becomes aware of any fact or condition that causes or constitutes a breach of any of the representations and warranties of the Acquiror, as of the date of this Agreement, or if the Acquiror becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules to this Agreement if the Schedules to the Agreement were dated the date of the occurrence or discovery of any such fact or condition, the Acquiror will promptly deliver to the Company and the Shareholders a supplement to the Schedules to the Agreement specifying such change; provided, however, that such delivery shall not materially adversely affect any rights of the Shareholders set forth herein, including the right of the Shareholders to seek a remedy in damages for losses incurred as a result of such supplemented disclosure. During the same period, the Acquiror will promptly notify the Company and the Shareholders of the occurrence of any breach of any covenant of the Acquiror in this Section 8 or of the occurrence of any event that may make the satisfaction of the conditions in Section 10 impossible or unlikely.

8.5

Closing Conditions. Between the date of this Agreement and the Closing Date, the Acquiror will use commercially reasonable efforts to cause the conditions in Section 10 to be satisfied.

8.6

Rule 144 Reporting. With a view to making available to the Acquiror's stockholders the benefit of certain rules and regulations of the Commission which may permit the sale of the Acquiror Common Stock to the public without registration, from and after the Closing Date, the Acquiror agrees to:

8.6.1

Make and keep public information available, as those terms are understood and defined in Rule 144; and

8.6.2

File with the Commission, in a timely manner, all reports and other documents required of the Acquiror under the Exchange Act.

8.7

File Form S-8 within 30 days of Closing.

8.8

Assignment of Barn.  After Closing, Acquiror agrees to execute any and all documents determined by the Company in its sole discretion necessary to transfer the Barn to Potato Barn LLC.

SECTION IX

CONDITIONS PRECEDENT TO THE ACQUIROR'S OBLIGATION TO CLOSE

The Acquiror's obligation to acquire the Shares and to take the other actions required to be taken by the Acquiror at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Acquiror, in writing, in whole or in part):

9.1

Accuracy of Representations. The representations and warranties of the Company and the Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all material respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of the Company and the Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

9.2

Performance by the Company and Shareholders.

9.2.1

All of the covenants and obligations that the Company and Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

9.2.2

Each document required to be delivered by the Company and the Shareholders pursuant to this Agreement at or prior to Closing must have been delivered.

9.3

No Force Majeur Event. Since December 31, 2004, there shall not have been any delay, error, failure or interruption in the conduct of the business of any Acquired Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeur including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

9.4

Certificate of Officer. The Company will have delivered to the Acquiror a certificate, dated the Closing Date, executed by an officer of the Company, certifying the satisfaction of the conditions specified in Sections 9.1, 9.2 and 9.3.

9.5

Certificate of Shareholders. Each Shareholder will have delivered to the Acquiror a certificate, dated the Closing Date, executed by such Shareholder, if a natural person, or an authorized officer of the Shareholder, if an entity, certifying the satisfaction of the conditions specified in Sections 9.1 and 9.2.

9.6

Consents.  All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company and/or the Shareholders for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement, shall have been obtained and made by the Company or the Shareholders, as the case may be, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Company or the Acquiror.

9.7

Documents. The Company and the Shareholders must have caused the following documents to be delivered:

9.7.1

Share certificates evidencing the number of Shares held by each Shareholder (as set forth in Exhibit A), along with executed stock powers transferring such Shares to the Acquiror;

9.7.2

A Secretary's Certificate of the Company, dated the Closing Date, certifying attached copies of (A) the Organizational Documents of the Company and each Company Subsidiary, (B) the resolutions of the Company Board and the Shareholders approving this Agreement and the transactions contemplated hereby; and (C) the incumbency of each authorized officer of the Company signing this Agreement and any other agreement or instrument contemplated hereby to which the Company is a party;

9.7.3

A certified certificate of good standing, or equivalent thereof, of the Company;

9.7.4

Each of the Transaction Documents to which the Company and/or the Shareholders is a party, duly executed; and

9.7.5

Such other documents as the Acquiror may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of the Company and the Shareholders pursuant to Section 9.1, (ii) evidencing the performance of, or compliance by the Company and the Shareholders with, any covenant or obligation required to be performed or complied with by the Company or the Shareholders, as the case may be, (iii) evidencing the satisfaction of any condition referred to in this Section 9, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

9.8

No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against the Acquiror, the Company or any Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

SECTION X

CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY AND THE SHAREHOLDERS TO THE CLOSING

The Shareholders’ obligation to transfer the Shares and the obligations of the Company to take the other actions required to be taken by the company at the closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company and the Shareholders in writing in whole or in part):

10.1

Accuracy of Representations.  The representations and warranties of the Acquiror  set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all material respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of the Acquiror set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

10.2

Performance by the Acquiror.

10.2.1

All of the covenants and obligations that the Acquiror is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually).

10.2.2

Each document required to be delivered by the Acquiror and Acquiror Shareholders pursuant to this Agreement must have been delivered.

10.3

No Force Majeur Event. Since December 31, 2004, there shall not have been any delay, error, failure or interruption in the conduct of the business of the Acquiror, or any loss, injury, delay, damage, distress, or other casualty, due to force majeur including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

10.4

Certificate of Officer. The Acquiror will have delivered to the Company a certificate, dated the Closing Date, executed by an officer of the Acquiror, certifying the satisfaction of the conditions specified in Sections 10.1, 10.2. and 10.3.

10.5

Consents.  All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Acquiror for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by the Acquiror, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Company or the Acquiror.

10.6

Documents. The Acquiror must have caused the following documents to be delivered to the Company and/or the Shareholders:

10.6.1

Share certificates evidencing each Shareholder's pro rata share of the Closing Acquiror Shares (as set forth in Exhibit A);

10.6.2

A Secretary's Certificate, dated the Closing Date certifying attached copies of (A) the Organizational Documents of the Acquiror and each Acquiror Subsidiary, (B) the resolutions of the Acquiror Board approving this Agreement and the transactions contemplated hereby; and (C) the incumbency of each authorized officer of the Acquiror signing this Agreement and any other agreement or instrument contemplated hereby to which the Acquiror is a party;

10.6.3

A Certificate of Good Standing of the Acquiror;

10.6.4

Each of the Transaction Documents to which the Acquiror is a party, duly executed;

10.6.5

[The executed legal opinion of Gary B. Wolff, P.C.]

10.6.6

The executed letter of the Auditors of the Acquiror indicating that nothing has come to their attention that would cause them to change or modify their opinion on the Acquiror’s most recent audited financial statements;

10.6.7

Confirmation that all assets and liabilities of the Acquiror prior to the date of the agreement have been distributed or otherwise eliminated from the Acquiror;

10.6.8

The signed certifications from all of the directors of the Acquiror confirming the absence of any hidden or contingent liabilities other than those as disclosed in the Form 10-KSB of the Acquiror for the fiscal year ended December 31, 2004; and

10.6.9

Such other documents as the Company may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of the Acquiror pursuant to Section 10.1, (ii) evidencing the performance by the Acquiror of, or the compliance by the Acquiror with, any covenant or obligation required to be performed or complied with by the Acquiror, (iii) evidencing the satisfaction of any condition referred to in this Section 10, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement.

10.7

No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against the Acquiror, the Company or any Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

10.8

Contribution of Contracts.  Simultaneously with, or prior to, the Closing, Robert Wilson will have contributed to the Acquiror a public shell, in return for which contribution the Acquiror will, or will have, issued to Robert Wilson five hundred thousand (500,000) shares of  Acquiror’s Common Stock. The amount of shares of Acquiror Common Stock is based on a value of $.0001 per share.

SECTION XI

TERMINATION

11.1

Termination Events. This Agreement may, by written notice given prior to or at the Closing, be terminated:

11.1.1

By mutual consent of the Acquiror and the Shareholders (acting jointly);

11.1.2

By the Acquiror, if any of the conditions in Section 9 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Acquiror to comply with its obligations under this Agreement) and the Acquiror has not waived such condition on or before the Closing Date; or (ii) by the Shareholders (acting jointly), if any of the conditions in Section 10 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of any Shareholder to comply with its obligations under this Agreement) and the Shareholders (acting jointly) have not waived such condition on or before the Closing Date;

11.1.3

By either the Acquiror or the Shareholders (acting jointly), if there shall have been entered a final, nonappealable order or injunction of any Governmental Authority restraining or prohibiting the consummation of the transactions contemplated hereby;

11.1.4

By the Acquiror, if, prior to the Closing Date, the Company or any Shareholder is in material breach of any representation, warranty, covenant or agreement herein contained and such breach shall not be cured within 10 days of the date of notice of default served by the Acquiror claiming such breach; provided, however, that the right to terminate this Agreement pursuant to this Section 11.1.5 shall not be available to the Acquiror if the Acquiror is in material breach of this Agreement at the time notice of termination is delivered;

11.1.5

By the Shareholders (acting jointly), if, prior to the Closing Date, the Acquiror is in material breach of any representation, warranty, covenant or agreement herein contained and such breach shall not be cured within 10 days of the date of notice of default served by the Shareholders claiming such breach; provided, however, that the right to terminate this Agreement pursuant to this Section 11.1.6 shall not be available to the Shareholders (acting jointly) if any Shareholder is in material breach of this Agreement at the time notice of termination is delivered.

11.2

Effect of Termination.

11.2.1 Each party's right of termination under Section 11.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 11.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 5.12, 6.11, 11.2, and 13 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by another party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of another party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

SECTION XII

INDEMNIFICATION; REMEDIES

12.1

Survival. All representations, warranties, covenants, and obligations in this Agreement shall survive the Closing and expire on the first anniversary of the Closing (the "Survival Period"). The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.  The Acquiror and Company shall be the only parties responsible for any indemnity, the Stockholders shall not provide any indemnity or be responsible for any damages personally.

SECTION XIII

GENERAL PROVISIONS

13.1

Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants.

13.2

Public Announcements. The Acquiror shall promptly, but no later than three days following the effective date of this Agreement, issue a press release and file a Report on Form 8-K with the Commission disclosing the transactions contemplated hereby. Between the date of this Agreement and the Closing Date, the Company and the Acquiror shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other party.

13.3

Confidentiality.

13.3.1

Subsequent to the date of this Agreement, the Acquiror, the Shareholders, and the Company will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any required filing with the Commission, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

13.3.2

In the event that any party is required to disclose any information of another party pursuant to clause (b) or (c) of Section 13.3.1, the party requested or required to make the disclosure (the "disclosing party") shall provide the party that provided such information (the "providing party") with prompt notice of any such requirement so that the providing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 13.3. If, in the absence of a protective order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party's information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party's information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective order or other relief assurance that confidential treatment will be accorded the providing party's information.

13.3.3

If the transactions contemplated by this Agreement are not consummated, each party will return or destroy all copies of as much of such written information as the other party may reasonably request.

13.4

Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by written notice to the other parties):

If to Acquiror: Hamptons Luxury Homes, Inc. P.O. Box 836 Bridgehampton, NY 11932 Attn.: Roy Dalene	with a copy to: Gary B. Wolff, P.C. 805 Third Avenue, 21st Floor New York, New York 10022 Attn: Gary B. Wolff, Esq.

If to Company: Telemark, Inc. P.O. Box 836 Bridgehampton, NY 11932 Attn.: Frank Dalene	with a copy to: Moritt Hock Hamroff & Horowitz LLP 400 Garden City Plaza Garden City, NY 11530 Attn: Lee Mendelson, Esq.

13.5

Arbitration. Any dispute or controversy under this Agreement shall be settled exclusively by arbitration in the City of New York, County of New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction.

13.6

Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

13.7

Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

13.8

Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

13.9

Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

13.10

Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

13.11

Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

13.12

Governing Law. This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

13.13

Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

HAMPTONS LUXURY HOMES, INC.

 /s/ Roy Dalen

Signed:______________________________

Print Name: Roy Dalene

Title: President

TELEMARK, INC..

/s/ Frank Dalene

By:______________________________

Print Name: Frank Dalene

Title: President

/s/ Frank Dalene

________________________________

Frank Dalene

/s/ Roy Dalene

_________________________________

Roy Dalene

/s/ Robert Wilson

_________________________________

Robert Wilson

SCHEDULE A

LIST OF COMPANY SHAREHOLDERS

SHAREHOLDER

NUMBER OF SHARES

PERCENTAGE

Frank Dalene

100

50%

P.O. Box 871

367 Butter Lane

Bridgehampton, NY 11932

Roy Dalene

50%

P.O. Box 871

367 Butter Lane

Bridgehampton, NY 11932

Total

100%

32